Exhibit 99.1

For Immediate Release

Jive Software Announces Third Quarter 2012 Financial Results

•	Total revenue of $28.9 million, up 39% year-over-year

•	Product revenue of $25.9 million, up 48% year-over-year

•	Record billings of $38.9 million, up 47% year-over-year

•	3Q cash flow from operations of $1.6 million

•	Announces acquisition of Meetings.io and Producteev, further enhancing innovative platform

Palo Alto, Calif. – November 5, 2012 — Jive Software, Inc. (NASDAQ: JIVE), today announced financial results for its third quarter ended September 30, 2012.

“The combination of multi-year, multi-million dollar deals and new customer wins contributed to strong year-over-year quarterly billings growth of 47% and product revenue growth of 48% for the third quarter,” stated Tony Zingale, Chairman & CEO of Jive. “Jive’s success is being fueled by our highly differentiated track record of delivering tangible business value with hundreds of the largest global organizations. Our value proposition is reinforced by our growing list of blue chip customers, significant expansions of existing deployments and record number of seven figure customer commitments.”

Zingale added, “We continue to enhance our industry leading social business platform and ecosystem, through the release of feature-packed Jive 6, the recently announced partnership with Box and todays announced acquisitions of Meetings.io and Producteev. As global organizations increasingly turn to social business to change how they get work done, Jive is increasingly recognized as the de facto standard in the social business market.”

Third Quarter 2012 Financial Highlights

•

Revenue: Total revenue for the third quarter was $28.9 million, an increase of 39% on a year-over-year basis. Within total revenue, product revenue was $25.9 million for the third quarter, an increase of 48% on a year-over-year basis. Professional Services revenue for the third quarter was $3.0 million, a decrease of 9% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $38.9 million for the third quarter, an increase of 47% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the third quarter was $17.6 million, compared to $11.6 million for the third quarter of 2011. Non-GAAP gross profit was $18.9 million for the third quarter, an increase of 52% year-over-year, and non-GAAP gross margin was 65%, representing approximately 600 basis points of margin improvement, compared to the third quarter of 2011.

•

Loss from Operations: GAAP loss from operations for the third quarter was $11.2 million, compared to a loss of $12.2 million for the third quarter of 2011. Non-GAAP loss from operations was $5.5 million, compared to a non-GAAP loss from operations of $7.4 million for the third quarter of 2011.

•

Net Loss: GAAP net loss for the third quarter was $11.3 million, compared to a net loss of $7.6 million for the same period last year. GAAP net loss per share for the third quarter was $0.18, based on 62.9 million weighted-average shares outstanding, compared to a net loss per share of $0.31, based on 24.8 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the third quarter was $5.6 million, compared to a net loss of $8.0 million for the same period last year. Non-GAAP net loss per share for the third quarter was $0.09, based on 62.9 million weighted-average shares outstanding, compared to a net loss per share of $0.32, based on 24.8 million weighted-average shares outstanding for the same period last year.

•

Balance Sheet and Cash Flow: As of September 30, 2012, Jive had cash and cash equivalents and marketable securities of $176.9 million, compared to $176.5 million at the end of the second quarter. The company generated $1.6 million in cash from operations and invested $3.5 million in capital expenditures, leading to free cash flow of ($1.9) million for the third quarter. Free cash flow was ($8.7) million for the third quarter of 2011. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•	Ended the third quarter with 761 customers, a record quarterly increase of 54 from the end of the second quarter of 2012.

•

Entered into new and expanded customer relationships with several customers, including AIA, Jacobs Engineering, Chubb Insurance, SAIC, ALLIANZ SE, F5 Networks, Good Technology, Credit Suisse, Nascar, and one of the five largest airlines in the United States.

•

Announced the acquisitions of privately-held Meetings.io and Producteev (see separate release issued today for additional details). Meetings.io is a next generation real-time communication platform, and Producteev offers a cloud-based social task management solution that makes it simple for teams to collaborate and manage tasks and projects across multiple platforms, including mobile devices. Phoenix currently has more than two thousand companies using its service. Jive paid approximately $7.6 million in cash and issued 460,000 shares to complete both acquisitions.

•	Recently recognized again as a leader in Gartner’s Magic Quadrant® for Social Software in the Workplace, and also, again named a leader in Gartner’s Magic Quadrant for Social CRM.

•

Announced a strategic partnership with Box that deeply integrates Jive’s leading social business platform and Box’s best-in-class content sharing and collaboration platform. The entire Box experience will be accessible in Jive Cloud, and will enable the user to access files stored in Box directly from within Jive, upload content to Box directly from Jive, sync documents across the two platforms, and search for content across both systems. Jive and Box are also working together to coordinate a joint go-to-market strategy to raise awareness and deliver the integrated Jive/Box value proposition.

•

Recently hosted its 4th annual JiveWorld customer Conference in Las Vegas, the industry’s largest event purely focused on social business. In attendance were approximately 1,400 customers and partners, where industry leaders such as EMC, PWC, Deutsche Bank, Wells Fargo, Pearson and T-Mobile, among others, presented their experience in driving mass adoption of Jive’s platform and the significant business value received as a result.

Financial Outlook: As of November 5, 2012, Jive’s guidance for its fourth quarter 2012, and updated its guidance for the full year 2012, are as follows:

•

Fourth Quarter 2012 Guidance: Total revenue is expected to be in the range of $30.0 million to $31.5 million. Non-GAAP loss from operations is expected to be in the range of $9.0 million to $10.0 million. Non-GAAP loss per share is expected to be in the range of $0.15 to $0.17 based on approximately 64.0 million weighted-average diluted shares outstanding. Fourth quarter guidance includes dilution in the range of $0.03 to $0.04 per share related to the acquisitions of Meetings.io and Producteev.

•

Full Year 2012 Guidance: Total revenue is expected to be in the range of $111.1 million to $112.6 million. Non-GAAP loss from operations is expected to be in the range of $26.3 million to $27.3 million. Non-GAAP loss per share is expected to be in the range of $0.44 to $0.46 based on approximately 62.6 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of ($7.0) million to ($9.0) million. Full year 2012 guidance includes dilution in the range of $0.03 to $0.04 per share related to the acquisitions of Meeetings.io and Producteev.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the third quarter 2012, in addition to discussing the Company’s outlook for the fourth quarter 2012 and updated guidance for the full year 2012. To access this call, dial (800) 390-5202 (domestic) or (719) 325-2243 (international) with conference ID #7774291. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through November 19, 2012, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay passcode is 7774291.

About Jive Software

Jive Software (NASDAQ: JIVE) is a leading global social business company. We bring social technology innovations from the consumer world into enterprises securely and at scale, changing the way work gets done. Our platform combines the power of big data, enterprise integrations and social collaboration technologies. Millions of people at the world’s largest companies are using Jive-powered communities internally and externally to transform their businesses.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, amortization of acquisition related intangible assets, and changes in fair value of warrant liabilities. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2012 and the full year of 2012, the future growth of the social business software market, our position to execute on our growth strategy, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business software by enterprises; uncertainty regarding the market for social business software; changes in the competitive dynamics of our market; our ability to increase and predict new subscription, subscription renewal or upsell rates and the impact these rates may have on our future revenues; risks related to the pending closing of our acquisition of Producteev, our reliance on third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

Amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Product	$25,861	$17,493	$71,436	$46,092
Professional services	3,012	3,326	9,705	8,679

Total revenues	28,873	20,819	81,141	54,771
Cost of revenues:
Product	7,788	6,147	21,745	15,208
Professional services	3,474	3,095	11,055	9,146

Total cost of revenues	11,262	9,242	32,800	24,354

Gross profit	17,611	11,577	48,341	30,417
Operating expenses:
Research and development	9,845	7,537	27,327	23,320
Sales and marketing	14,800	12,297	40,737	31,757
General and administrative	4,127	3,901	11,680	9,120

Total operating expenses	28,772	23,735	79,744	64,197

Loss from operations	(11,161)	(12,158)	(31,403)	(33,780)
Other income (expense), net:
Interest income	56	10	116	37
Interest expense	(93)	(569)	(325)	(924)
Change in fair value of warrant liability	—	5,150	—	(7,185)
Other, net	42	44	(4)	4

Total other income (expense), net	5	4,635	(213)	(8,068)

Loss before provision (benefit) for income taxes	(11,156)	(7,523)	(31,616)	(41,848)
Provision (benefit) for income taxes	132	57	246	(3,710)

Net loss	$(11,288)	$(7,580)	$(31,862)	$(38,138)

Basic and diluted net loss per share	$(0.18)	$(0.31)	$(0.51)	$(1.61)

Shares used in basic and diluted per share calculations	62,921	24,836	62,100	23,741

JIVE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$57,472	$180,649
Short-term marketable securities	83,995	—
Accounts receivable, net of allowances	35,875	31,999
Prepaid expenses and other current assets	6,827	4,503

Total current assets	184,169	217,151
Marketable securities, noncurrent	35,404	—
Property and equipment, net of accumulated depreciation	16,150	12,639
Goodwill	17,265	17,265
Intangible assets, net of accumulated amortization	8,518	11,141
Other assets	234	146

Total assets	$261,740	$258,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,175	$4,566
Accrued payroll and related liabilities	5,653	6,629
Other accrued liabilities	4,534	5,124
Deferred revenue, current	74,425	62,329
Term debt, current	2,400	2,946

Total current liabilities	94,187	81,594
Deferred revenue, less current portion	23,129	15,497
Term debt, less current portion	9,000	10,192
Other long-term liabilities	547	340

Total liabilities	126,863	107,623
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	274,780	258,779
Accumulated deficit	(136,587)	(104,725)
Accumulated other comprehensive income	29	10

Total stockholders’ equity	134,877	150,719

Total liabilities and stockholders’ equity	$261,740	$258,342

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(11,288)	$(7,580)	$(31,862)	$(38,138)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,567	2,088	7,170	5,107
Stock-based compensation	5,028	4,129	12,277	7,524
Loss from change in fair value of warrant liability	—	(5,150)	—	7,185
Change in deferred taxes	—	—	—	(3,851)
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(6,856)	(7,787)	(3,876)	(4,436)
Prepaid expenses and other assets	(1,916)	(755)	(2,292)	(573)
Increase (decrease), net of acquisitions, in:	—	—
Accounts payable	3,956	1,315	4,122	3,270
Accrued payroll and related liabilities	(190)	636	(976)	1,136
Other accrued liabilities	180	584	56	1,557
Deferred revenue	10,072	5,660	19,728	14,084
Other long-term liabilities	3	17	405	64

Net cash provided by (used in) operating activities	1,556	(6,843)	4,752	(7,071)
Cash flows from investing activities:
Payments for purchase of property and equipment	(3,476)	(1,829)	(9,389)	(5,837)
Purchases of marketable securities	(53,551)	—	(119,399)	—
Acquisitions, net of cash acquired	—	—	—	(22,892)

Net cash used in investing activities	(57,027)	(1,829)	(128,788)	(28,729)
Cash flows from financing activities:
Proceeds from exercise of stock options, including tax withholding	2,855	(2,045)	3,724	2,007
Proceeds from issuance of preferred stock, net	—	40,000	—	40,000
Payments for stock issuance costs	—	(564)	(1,014)	(564)
Proceeds from revolving credit facility, net	—	—	—	515
Proceeds from term loans	—	—	—	24,203
Repayments of term loans	(600)	(750)	(1,850)	(1,104)

Net cash provided by financing activities	2,255	36,641	860	65,057

Net increase (decrease) in cash and cash equivalents	(53,216)	27,969	(123,176)	29,257
Effect of exchange rate changes	2	—	(1)	—
Cash and cash equivalents, beginning of period	110,686	44,636	180,649	43,348

Cash and cash equivalents, end of period	$57,472	$72,605	$57,472	$72,605

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gross profit, as reported	$17,611	$11,577	$48,341	$30,417
Add back:
Stock-based compensation	627	155	1,413	311
Amortization related to acquisitions	614	634	1,859	1,074

Gross profit, non-GAAP	$18,852	$12,366	$51,613	$31,802

Gross margin, non-GAAP	65%	59%	64%	58%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Research and development, as reported	$9,845	$7,537	$27,327	$23,320
less:
Stock-based compensation	1,705	806	4,185	1,764
Amortization related to acquisitions	—	—	—	1,031
Non-recurring acquisition expense	—	—	—	333

Research and development, non-GAAP	$8,140	$6,731	$23,142	$20,192

As percentage of total revenues, non-GAAP	28%	32%	29%	37%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Sales and marketing, as reported	$14,800	$12,297	$40,737	$31,757
less:
Stock-based compensation	1,436	1,988	2,890	3,234

Sales and marketing, non-GAAP	$13,364	$10,309	$37,847	$28,523

As percentage of total revenues, non-GAAP	46%	50%	47%	52%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
General and administrative, as reported	$4,127	$3,901	$11,680	$9,120
less:
Stock-based compensation	1,260	1,180	3,789	2,215

General and administrative, non-GAAP	$2,867	$2,721	$7,891	$6,905

As percentage of total revenues, non-GAAP	10%	13%	10%	13%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Loss from operations, as reported	$(11,161)	$(12,158)	$(31,403)	$(33,780)
Add back:
Stock-based compensation	5,028	4,129	12,277	7,524
Amortization related to acquisitions	614	634	1,859	2,105
Non-recurring acquisition expense	—	—	—	333

Loss from operations, non-GAAP	$(5,519)	$(7,395)	$(17,267)	$(23,818)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Loss before provision for (benefit from) income taxes, as reported	$(11,156)	$(7,523)	$(31,616)	$(41,848)
Add back:
Stock-based compensation	5,028	4,129	12,277	7,524
Amortization related to acquisitions	614	634	1,859	2,105
Non-recurring acquisition expense	—	—	—	333
Change in fair value of warrant liability	—	(5,150)	—	7,185

Loss before provision for (benefit from) income taxes, non-GAAP	$(5,514)	$(7,910)	$(17,480)	$(24,701)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss, as reported	$(11,288)	$(7,580)	$(31,862)	$(38,138)
Add back:
Stock-based compensation	5,028	4,129	12,277	7,524
Amortization related to acquisitions	614	634	1,859	2,105
Non-recurring acquisition expense	—	—	—	333
Change in fair value of warrant liability	—	(5,150)	—	7,185
Tax benefit related to acquisition of OffiSync	—	—	—	(3,851)

Net loss, non-GAAP	$(5,646)	$(7,967)	$(17,726)	$(24,842)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Basic and diluted net loss per share, as reported	$(0.18)	$(0.31)	$(0.51)	$(1.61)
Add back:
Stock-based compensation	0.08	0.17	0.20	0.32
Amortization related to acquisitions	0.01	0.03	0.03	0.09
Non-recurring acquisition expense	—	—	—	0.01
Change in fair value of warrant liability	—	(0.21)	—	0.30
Tax benefit related to acquisition of OffiSync	—	—	—	(0.16)

Basic and diluted net loss per share, non-GAAP	$(0.09)	$(0.32)	$(0.29)	$(1.05)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total revenues	$28,873	$20,819	$81,141	$54,771
Deferred revenue, end of period	97,554	64,304	97,554	64,304
Less: Deferred revenue, beginning of period	(87,482)	(58,644)	(77,826)	(50,195)

Billings	$38,945	$26,479	$100,869	$68,880